                                                               Exhibit 99 (c)(3)


                                                           STRICTLY CONFIDENTIAL


                                 PROJECT KARMA


                              DISCUSSION MATERIALS

                          GOLDMAN SACHS INTERNATIONAL
                               NOVEMBER 27, 2000

TABLE OF EXHIBITS


BUSINESS OVERVIEW                                        I

PUBLIC MARKET PERFORMANCE                               II

OVERVIEW OF SHAREHOLDERS AND BOARD OF DIRECTORS        III

CORPORATE STRUCTURE

--------------------------------------------------------------------------------
                                   STRUCTURE
--------------------------------------------------------------------------------


 ---------------------
 |           D        |                     100%      -----------------------
 |           &        |-------------------------------| Affiliated Trusts    |
 |    Stephan Weiss   |                      |        -----------------------
 |--------------------|                  -----------
                     |-----------|21.7%  |    G    |        ----------------------------
 ------------------------------- |       -----------        |    LICENSING             |
 | OTHER KEY SHAREHOLDERS(a)   | |       | 2.0%(C) |--------|    AGREEMENT             |
 | Frank Mori/Takihyo  (18.3%) | |       -----------        |    G receives on         |
 | Prince Al-Waleen(b)  (6.8%) | |-------|  K      |        |    average               |
 | Tomieo Taki          (4.8%) |--------------------        |    approximately 2.5%    |
 | Other Management/    (2.6%) |32.5%      |  41.8%         |    of K system sales in  |
 | Directors                   |  ------------------------- |    exchange for right to |
 | L                      (1%) | |    Other and Public    | |    use the brand name    |
 |---------------------------- | |          Float         | |---------------------------
                                 | B.S. Ong (less than 5%)|
                                 |------------------------|

--------------------------------------------------------------------------------
                               BOARD OF DIRECTORS
--------------------------------------------------------------------------------
D                                       Chairman, Head Designer

Stephan Weiss                           Vice Chairman

John Idol                               CEO

Frank Mori                              Co-founder

William Benedetto                       Independent

John Eyler                              Independent

Ann McLaughlin                          Independent


--------------------------------------------------------------------------------
                     K FINANCIAL PERFORMANCE
--------------------------------------------------------------------------------

                                                      LTM         Projected(e)
                                                    ---------------------------
($ in millions)          1997     1998     1999     9/30/2000    2000E    2001E
-------------------------------------------------------------------------------

Revenue                 $638.7    $622.6   $661.8   $673.6     $674.0   $732.5
EBITDA-Reported          (78.2)     13.4     34.1     34.5       42.4     49.5
EBITDA-Adjusted(e)       (16.7)     13.2     42.2     43.1       42.4     49.5
EBITDA-Adjusted          (16.7)      5.2     27.7     29.9       42.4     49.5
Less Deferred Income(e)
Royalty Payments to G(f)  17.6      19.5     25.0      N/A        N/A      N/A


--------------------------------------------------------------------------------
                            STOCK PRICE PERFORMANCE
--------------------------------------------------------------------------------

                               CLOSING PRICE USD

                               [GRAPHIC OMITTED]

                              VOLUME IN THOUSANDS

                       DAILY FROM 28/6/1996 TO 24/11/2000


(a)   Sources: Spectrum/Prism database.
(b)   As per 13 D Filings.
(c)   Estimate based on information from K IPO Prospectus.
(d)   As per Merrill Lynch research dated November 8, 2000.
(e) Adjustments include Classified Restructuring Charges, Credit from 1999 Restructuring, Provision for Loehmann's bankruptcy, ELI Beauty Licensee Credit, 1999 Non-recurring charge, Flagship Store pre-opening costs, Wind-down of Beauty Business, Operating Loss on Beauty Business, Wind-down of K Jeans, and other COGS and SG&A charges.
(f)   Represent EBITDA for G.

KEY HISTORICAL MILESTONES

--------------------------------------------------------------------------------
YEAR                                   KEY EVENTS
--------------------------------------------------------------------------------

1984       |X|    D founds K together with her husband Mr. Weiss, and Messrs.
                  Taki and Mori

           |X| Prior to the formation of K, D was the Head of Design at Anne Klein & Co. where she worked for Mori/Taki

1993       |X|    Creation of the Beauty Division

1996       |X|    IPO of K priced at $24 per share. D becomes Chairman of the
                  Board, Chief Designer and CEO

           |X| G, a corporation wholly-owned by D and relatives granted an exclusive license to K to use and sublicense the right to the D trademarks worldwide

1997       |X|    The Company's most difficult year in terms of performance.
                  Reported net loss of ($81)m

           |X|    Prince Al-Waleed enters as a shareholder(1) at c.a. $14

           |X|    Disposal of Beauty Business

           |X| John Idol, new CEO, launches a restructuring plan

1998       |X|    Return to profitability.  Reported net profit of $0.1m

           |X|    Sale of Jeans products to Liz Claiborne

1999       |X|    Focus on licensing segment (+63.3% growth in sales)

           |X|    Reported net income increases to $8.6m from $0.1m


--------
Sources: K IPO Prospectus
(1) Source I3D Filing

BUSINES OVERVIEW

--------------------------------------------------------------------------------
                        1999A SYSTEM SALES BY SEGMENT(1)
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Retail    13.0%
Wholesale 49.6%
Licensing 37.4%


--------------------------------------------------------------------------------
                             1999A SALES SEGMENT(2)
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Licensing  5.3%
Wholesale 75.0%
Retail    19.7%


--------------------------------------------------------------------------------
                             ANNOUNCED STRATEGY(3)
--------------------------------------------------------------------------------

|X| Create a balanced and focused business through the right combination of wholesale, licensing and retail

|X| The goal is to achieve US$2 billion in worldwide product sales, including licensees, with approximately 50% of those sales from Company-owned businesses and 50% from sales of licensed products

|X| The ultimate goal of K is for 50% of the Company's total sales to come from own retail stores


--------------------------------------------------------------------------------
                           1999A SALES BY COUNTRY(1)
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Others 25.9%
US     69.9%
Japan   4.2%

----------

(1)   Total System Sales (Including Licensees' sales) estimated to be $1bn in
      1999
(2)   Source: 1999 10K. Based on non-adjusted sales
(3)   Source: Company Annual Report

KEY FINANCIALS

--------------------------------------------------------------------------------
                                    REVENUES
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

Sales                                                      Restructuring/
Growth(%) Year      Total    Wholesale  License   Retail   Other Charges
--------  ----      -----    ---------  -------   ------   -------------
9.7       1997      $624.0    $539.9    $ 9.6     $22.7     $4.0

(4.5)     1998      $595.8    $484.1    $18.5     $93.3

10.2      1999      $656.8    $496.3    $30.1     $130.4

2.6       2000E     $674.1    $504.6    $125.1    $44.4

8.7       2001E(a)  $732.5    $540.0    $135.0    $57.5


--------------------------------------------------------------------------------
                                OPERATING INCOME
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]
Operating                                                  Restructuring/
Margin(%) Year      Total    Wholesale  License   Retail   Other Charges
--------  ----      -----    ---------  -------   ------   -------------
(3.1)     1997      $(19.5)   $(36.5)   $4.9      $(13.5)   $25.6

0.3       1998      $2.0      $12.0     $6.4      $(16.1)   $(0.3)

3.5       1999      $22.8     $18.2     $13.0     $(10.1)   $ 1.7

4.1       2000E     $27.4     $19.6     $20.4     $(12.6)

4.5       2001E(a)  $33.0     $14.6     $25.4     $(7.0)



Sources: Company Annual Reports for historicals, Merrill Lynch dated 8 November 2000 for projections
(a)   September 2000

PRICE AND VOLUME ACTIVITY SINCE IPO

---------------------------------------------
               SHARE PRICE($)
---------------------------------------------
                   High      Low      Average
Last 6 Months       7.13      5.19      6.09

Last 12 Months      9.00      5.19      6.75

Last 24 Months     11.00      5.19      7.29

Since IPO          28.00      5.13     10.89


---------------------------------------------
      ONE YEAR STOCK PRICE HISTORY
---------------------------------------------

             [GRAPHIC OMITTED]


1/1/2000          $6.56

3/1/2000           7.13

5/1/2000           7.25

7/1/2000           6.38

9/1/2000           6.06

11/1/2000          5.50



                              [LINE CHART OMITTED]

INDEXED STOCK PRICE HISTORY


K DOES NOT OWN ITS
BRAND NAME, UNLIKE
POLO RALPH LAUREN
AND TOMMY HILFIGER

--------------------------------------------------------------------------------
                                  SINCE K IPO
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]



INDEXED PRICES             DKI            POLO         TOMMY HILFIGER

Jun. 28, 1996            100                              100
Feb. 11, 1997             45.09                           105.83
Sep. 29, 1997             57.59           83.33            93.24
May 15, 1998              56.70           94.44           124.59
Dec. 31, 1998             27.23           60.91           111.89
Aug. 18, 1999             28.13           61.31           146.38
Apr. 4, 2000              26.34           61.51            52.68
Nov. 20, 2000             20.09           69.60            44.52

HISTORICAL EARNINGS PERFORMANCE VS. ESTIMATES


--------------------------------------------------------------------------------
                                       K
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]
EPS Estimate

$0.75
1996A

$(3.72)
1997A

$0.01
1998A

$0.37
1999A

$0.66
2000E

$0.76
2001E

--------------------------------------------------------------------------------
                               POLO RALPH LAUREN
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]
EPS Estimate

$1.20
1998A

$1.25
1999A

$1.49
2000A

$1.68
2001E

$1.95
2002E

--------------------------------------------------------------------------------
                                 TOMMY HILFIGER
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]
EPS Estimate

$1.14
1997A

$1.50
1998A

$1.98
1999A

$2.18
2000E

$1.34
2001E

$1.50
2002E

Note: Historical data from public filings, estimated data from IBES.

COMPARISON OF HISTORICAL FINANCIAL PERFORMANCE
($ IN MILLIONS)


--------------------------------------------------------------------------------
                                    REVENUE
--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]

                  1997        1998      1999
                 ------      ------    ------
K                $  620      $  596    $  657

Polo              1,481       1,727     1,956

Tommy Hilfiger      847       1,637     1,977


--------------------------------------------------------------------------------
                                     EBITDA
--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]

                  1997        1998      1999
                 ------      ------    ------
K                $    1      $   33    $   67

Polo                227         202       330

Tommy Hilfiger      193         361       355

--------------------------------------------------------------------------------
                                  GROSS MARGIN
--------------------------------------------------------------------------------

                       [GRAPHIC OMITTED]

                   1997        1998      1999
                   ----        ----      ----
K                    27%         29%       35%

Polo                 49          48        49

Tommy Hilfiger       47          47        44


--------------------------------------------------------------------------------
                                OPERATING MARGIN
--------------------------------------------------------------------------------

                         [GRAPHIC OMITTED]

                   1997        1998      1999
                   ----        ----      ----
K                    -2%          4%        7%

Polo                 13           9        13

Tommy Hilfiger       19          17        13

Note: Data from public filings.

COMMON STOCK COMPARISON

-------------------------------------------------------------------------------------------
                                     PRICE**        % OF 52       EQUITY        LEVERED
                                   24 NOV, 2000       WEEK        MKT CAP       MKT CAP
      COMPANY                         (LC)            HIGH        (USD m)       (USD m)
-------------------------------------------------------------------------------------------
K                                          $ 5.38       57.3 %          $119          $112

-------------------------------------------------------------------------------------------


Jones Apparel                             $ 31.00       93.8%         $3,699        $5,007
Liz Claiborne                             $ 41.06       85.0           2,128         2,548
Polo Ralph Lauren                         $ 22.38       96.5           2,164         2,429
Tommy Hilfiger                            $ 11.88       43.6           1,078         1,428
Nautica Enterprises                       $ 13.84       93.9             438           403
Guess                                      $ 4.69       14.2             204           365

===========================================================================================
MEAN                                                    71.2%         $1,618        $2,030

MEDIAN                                                  89.4           1,603         1,928
===========================================================================================



-----------------------------------------------------------------------------------------------------------------------------------
                                                                        ENTERPRISE VALUE /
                                  ------------------------------------------------------------------------------------------------
                                                SALES                          EBITDA                            EBIT
                                  -------------------------------------------------------------------------------------------------
                                      LTM*     2000E     2001E        LTM*     2000E     2001E         LTM*      2000E      2001E
-----------------------------------------------------------------------------------------------------------------------------------

k                                    0.17 x    0.17 x    0.15 x       2.7 x     2.7 x     2.3 x        4.5 x      4.1 x     3.4 x

-----------------------------------------------------------------------------------------------------------------------------------
Jones Apparel                        1.22 x    1.21 x    1.14 x       6.9 x     7.0 x     6.2 x        8.0 x      8.3 x     7.2 x
Liz Claiborne                        0.84      0.80      0.72         6.6       6.3       5.5          8.1        7.9       6.9
Polo Ralph Lauren                    1.24      1.10      0.97         7.4       6.7       5.9          9.2        8.6       7.6
Tommy Hilfiger                       0.74      0.75      0.72         4.5       4.3       4.4          6.6        6.3       6.5
Nautica Enterprises                  0.67      0.65      0.60         4.5       4.4       4.0          5.8        5.7       5.3
Guess                                0.47      0.46      0.43         2.7       3.1       3.0          3.6        4.6       4.3

===================================================================================================================================
MEAN                                 0.86 x    0.83 x    0.76 x       5.4 x     5.3 x     4.8 x        6.9 x      6.9 x     6.3 x

MEDIAN                               0.79      0.78      0.72         5.5       5.3       4.9          7.3        7.1       6.7
===================================================================================================================================


---------------------------------------------------------------------------------------------------------
                                                 P/E
                                               MULTIPLES**     I/B/E/S     2001 P/E        LTM MARGINS
                                         ------------------    5 YEAR     TO I/B/E/S   ------------------
                                          2000E      2001E     GROWTH      GROWTH      EBITDA     EBIT
---------------------------------------------------------------------------------------------------------

K                                          8.3 x      7.0 x     16.0 %      0.44 x      6.1 %      3.7 %

---------------------------------------------------------------------------------------------------------


Jones Apparel                             12.4 x     10.4 x     20.0 %      0.52 x     17.8 %     15.3 %
Liz Claiborne                             11.4       10.3       12.3        0.83       12.8       10.4
Polo Ralph Lauren                         13.7       11.9       12.5        0.95       16.9       13.5
Tommy Hilfiger                             7.3        8.0       10.0        0.80       16.5       11.2
Nautica Enterprises                       10.0        8.8       12.8        0.69       14.8       11.6
Guess                                      5.6        4.8       19.0        0.25       17.2       13.0

========================================================================================================
MEAN                                      10.1 x      9.0 x     14.4 %      0.67 x     16.0 %     12.5 %

MEDIAN                                    10.7        9.5       12.7        0.74       16.7       12.3
========================================================================================================

*     Last reported balance sheet and 12 month period
**    For primary share if multiple shares.
***   Share price and P/Es are shown according to preffered shares
All forecasts are calenderized to a December year end
Share price and exchange rates used as of 24 Nov, 2000 as per datastream database.
Source: All historical financial data from public filings.
Source: All EPS estimates and growth rates from IBES.
Source: All Revenue, EBITDA, and EBIT projections from research reports, detailed below:
K forecast per Merrill Lynch projections dated November 8, 2000.
Jones Apparel forecasts per Lehman Brothers projections dated October 26, 2000 Liz Claiborne forecasts per CSFB projections dated April 24, 2000
Polo Ralph Lauren forecasts per CSFB projections dated June 6, 2000
Tommy Hilfiger forecasts per Morgan Stanley Dean Witter projections dated November 8, 2000
Nautica Enterprises forecasts per CSFB projections dated November 9, 2000 Guess forecasts per Merrill Lynch projections dated November 10, 2000

SHARES TRADED AT VARIOUS PRICES


-----------------------------------------------
                 6 MONTHS
-----------------------------------------------


VOLUME (000)                              16      283      151           116      199    1,390      893
Daily Prices from 24/5/2000 to     5.00-5.19     5.20     5.40          5.60     5.80     6.00     6.20


24/11/2000                               465       47       20           297
                                        6.40     6.60     6.80     7.00-8.20



              [GRAPHIC OMITTED]

Weighted Average Price: 6.16
Total Shares Traded as Percent of Float Outstanding: 40.2%


-----------------------------------------------
                  1 YEAR
-----------------------------------------------


VOLUME (000)                              293      265    1,589      1,467        965
Daily Prices from 24/11/1999 to
24/11/2000                          5.00-5.39     5.40     5.80       6.20        6.60


                                        1,732    1,581    1,016        279         254
                                         7.00     7.40     7.80       8.20   8.6-10.00



              [GRAPHIC OMITTED]

Weighted Average Price: 6.95
Total Shares Traded as Percent of Float Outstanding: 98.0%


-----------------------------------------------
                2 YEARS
-----------------------------------------------


VOLUME (000)                              442    2,208    3,294      2,322       4,618
Daily Prices from 24/11/1998 to
24/11/2000                               5.00     5.50     6.00       6.50        7.00


                                        3,490    2,736    2,833        872       1,106
                                         7.50     8.00     8.50       9.00        9.50


                                          142      307
                                        10.00    10.50-12.00



              [GRAPHIC OMITTED]
Weighted Average Price: 7.46
Total Shares Traded as Percent of Float Outstanding: 253.1%


-----------------------------------------------
                  SINCE IPO
-----------------------------------------------


VOLUME (000)                            9,163   18,035    9,464     23,834      22,876   13,944   2,035
Daily Prices from 28/6/1996 to
24/11/2000                          5.00-6.99     7.00     9.00       11.00        13.00   15.00   17.00


                                        4,292    4,565    6,559       2,242       10,385
                                        19.00    21.00    23.00       25.00  27.00-30.00


               [GRAPHIC OMITTED]

Weighted Average Price: 14.47
Total Shares Traded as Percent of Float Outstanding: 867.8%


--------------------
[LOGO GOLDMAN SACHS]
--------------------

(a)   Float excludes Insiders, Taki (49.4%) and Prince Al-Waleed (6.8%).

SHAREHOLDER OWNERSHIP HISTORY
($ 000'S)




                                                   HOLDINGS @ 6/30/00  % OF            SHARES BOUGHT/(SOLD) DURING PERIOD ENDED,
                                                   SHARES    $         TOTAL        06/2000  1999    1998       1997      1996(a)
TOP TEN INSTITUTIONAL HOLDERS
Royce & Associates                                   781    $4,395     3.5%          265     456       61         -          -
Dimensional Fund Advisors                            696     3,914     3.1%          127     304      265         -          -
Barclays Bank                                        187     1,053     0.8%          (19)     (3)     (45)      135        118
Gelfand Maxus Asset Management                       121       681     0.5%          121     (18)      18         -          -
College Retire Equities                              120       676     0.5%            4    (100)      46       171          -
Mellon Private Asset Management                      113       634     0.5%          (71)     27       90        30         37
Invesco Funds Group                                   88       493     0.4%           88       -        -         -          -
Vanguard Group                                        87       489     0.4%          (35)    103        -        19          -
Grace & White                                         72       406     0.3%           22      (4)     (38)       77         15
Citigroup Investments                                 72       402     0.3%           49     (17)      (7)      (20)        66
                                                 ------------------------------------------------------------------------------
      Total Top 10 Institutional Holders           2,337    13,143    10.6%          252     749      389       413        236

INSIDERS
D                                                  5,243   $29,491    23.7%            -       -        -       (64)     5,306
Mori/Takihyo                                       4,060    28,805    18.3%            -       -        -         -      4,060
Other Management/Directors                           581     3,266     2.6%            -     463      108         9          -
                                                 ------------------------------------------------------------------------------
      Total Insiders                               9,883    61,562    44.6%            -     463      108       (54)     9,366

OTHER KEY SHAREHOLDERS
Prince Al-Waleed (d)                               1,501    $8,445     6.8%            -       -        -      1,501         -
Taki                                               1,061     5,970     4.8%            -       -        -         -      1,061
                                                 ------------------------------------------------------------------------------

      Total Insiders and Other Key Holders        12,446    75,977    56.2%            -     463      108      1,447     10,427

SHARE PRICE DURING PERIOD
HIGH                                                                               $9.38  $11.00   $16.75     $17.75    $30.13
LOW                                                                                 5.56    5.56     5.06       8.88     13.38
AVERAGE (e)                                                                         6.69    7.94    11.17      12.54     20.42



                                                             ESTIMATED
                                                       COST          BREAKEVEN
                                                     BASIS(b)         PRICE(c)

TOP TEN INSTITUTIONAL HOLDERS
Royce & Associates                                        $7.77        $7.77
Dimensional Fund Advisors                                  8.94         8.94
Barclays Bank                                             14.70        18.50
Gelfand Maxus Asset Management                             6.69         7.17
College Retire Equities                                   11.85        15.67
Mellon Private Asset Management                           10.39        16.67
Invesco Funds Group                                        6.69         6.69
Vanguard Group                                             7.94         9.44
Grace & White                                             10.73        13.26
Citigroup Investments                                     11.02        16.98
                                                 -----------------------------
      Total Top 10 Institutional Holders                   9.11        10.25

INSIDERS
D
Mori/Takihyo
Other Management/Directors

      Total Insiders

OTHER KEY SHAREHOLDERS
Prince Al-Waleed (d)                                     $13.71       $13.71
Taki


      Total Insiders and Other Key Holders

SHARE PRICE DURING PERIOD
HIGH
LOW
AVERAGE (e)


Source: Spectrum/Prism database.
(a) Represents existing shares of certain holders pre-IPO as well as new shareholders who bought shares in 1996 at or post-IPO.
(b) Calculated assuming FIFO based on net shares bought/sold during period assuming all trades in a given year were at volume weighted daily average closing price.
(c) Calculated based on net shares bought/sold during period assuming all trades in a given year were at volume weighted daily average closing price.
(d)   As per 13D filings.
(e)   Based on volume weighted daily average closing price.

BOARD OF DIRECTORS

ANNUAL MEETING OF
STOCKHOLDERS:
MAY 25, 2000



                                      DIRECTOR
         NAME                 AGE      SINCE                               BACKGROUND
--------------------------- -------- -------------- -------------------------------------------------------------------------------
TERM EXPIRES 2001
Stephan Weiss                 62         1996       |X|      Vice Chairman of K since 1996
                                                    |X|      From 1993 to 1995 served as co-CEO of K
                                                    |X|      From 1985 to 1992 served as Operating Principal of K
                                                    |X|      D's husband

William Benedetto             58         1996       |X|      Founder of Benedetto, Gartland & Co, a NY-based investment banking firm
TERM EXPIRES 2002
D                             51         1996       |X|      Founder, Chairman and head designer
                                                    |X|      Prior to K, served as head designer at Anne Klein
                                                    |X|      Director of the Council of Fashion Designers America, the Design
                                                             Industries Foundation for AIDS, and Parsons School of Design

Ann McLaughlin                58         1993       |X|      Chairman, The Aspen Institute since 1996
                                                    |X|      U.S. Secretary of Labor, 1987 - 1989
                                                    |X|      Director of American Airlines, Microsoft, General Motors, Kellogg,
                                                             Nordstrom, Host Marriott

Frank Mori                    59         2000       |X|      Founder of K
                                                    |X|      Co-CEO and President of Takihyo since 1986
                                                    |X|      President of Anne Klein from 1975 to 1999
                                                    |X|      Director of Stride Rite
TERM EXPIRES 2003
John Idol                     41         1997       |X|      CEO of K since 1997
                                                    |X|      Employed by Polo Ralph Lauren from 1984 to 1997, most recently as
                                                             Group President, Product Licensing

John Eyler                    52         1999       |X|      Chairman and CEO of Toys " R" Us since 2000
                                                    |X|      Since July 1992, Chairman and CEO of FAO Schwarz